EXHIBIT 10.2


                             PUT AND CALL AGREEMENT

            PUT AND CALL AGREEMENT ("AGREEMENT") dated as of January 26, 2000, between SECURE COMPUTING CORPORATION, a Delaware Corporation (the "Company") and WESTGATE INTERNATIONAL, L.P. (the "INVESTOR").


                               W I T N E S S E T H

            WHEREAS, the Company and the Investor desire that, subject to the terms and provisions of this Agreement, the Investor may purchase up to 17,500 shares of the Company's Series E Preferred Stock, liquidation preference $1,000 per share (all such shares being referred to as "PREFERRED SHARES"), having the rights, designations, and preferences set forth in the Certificate of Designation (the "CERTIFICATE") in the form of Exhibit 1.1A attached hereto and filed on the date hereof, on the terms and conditions set forth therein, which Preferred Shares shall be issuable in two tranches (each a "TRANCHE"), for an aggregate consideration of $1,000 per share, pursuant to either the Company's options to sell Preferred Shares to the Investor set forth in this Agreement (each a "PUT") or the Investor's options to purchase Preferred Shares from the Company set forth in this Agreement (each a "CALL"); and

            WHEREAS, the Preferred Shares will be convertible into shares ("COMMON SHARES") of common stock, par value $0.01, of the Company ("COMMON STOCK"), pursuant to the terms of the Certificate, and the Investor will have registration rights with respect to such Common Shares, pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investor substantially in the form of Exhibit 6.2(f) hereto ("REGISTRATION RIGHTS AGREEMENT") which is being executed and delivered concurrently with this Agreement;

            NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                              COMPANY'S PUT RIGHTS

      Section 1.01 Company's First Put.

            (a) At any time during the period commencing on the fifth Trading Day (as defined below) following the effectiveness of the registration statement (the "SERIES D REGISTRATION STATEMENT") covering the resale by the Investor of Common Stock issued

                                  EXHIBIT 10.2

upon conversion of the Company's Series D Preferred Stock ("SERIES D PREFERRED STOCK") and ending at the close of business on April 1, 2000 (the "First Put Period"), the Company shall have the option to sell to the Investor all, but not less than all, of a Tranche consisting of 8,750 Preferred Shares, subject to reduction set forth in paragraph (d) below ("TRANCHE A"), subject to the provision of paragraph (b) below, for an aggregate consideration of $1,000 per Preferred Share (the "FIRST PUT"); provided that the Investor has not exercised the First Call (as defined below).

            (b) The exercise of the First Put by the Company is subject to the fulfillment, on the date of its exercise, of the following conditions, which conditions may be waived by the Investor, in whole or in part, at its sole discretion:

(i) The Company shall be in compliance with its obligations under this Agreement, the Certificate and the Registration Rights Agreement (the "TRANSACTION DOCUMENTS");

(ii) The Company shall be in compliance with its obligations under the Certificate relating to the Series D Preferred Stock and the Investment Agreement and Registration Rights Agreement, each dated as of December 17, 1999, by and between the Company and the Investor (collectively, the "SERIES D TRANSACTION DOCUMENTS");

(iii) The Company shall be in compliance with the Common Stock Investment Agreement (other than Sections 4(d), 4(j) and 4(k) thereof) and Registration Rights Agreement, each dated October 4, 1999 by and between the Company and Manchester Securities Corp. ("Manchester") and the Warrants issued to Manchester on such date (collectively, the "Equity Line Documents");

(iv) No event which would entitle the Investor to resell to the Company any Preferred Shares, any shares of Series D Preferred Stock, or any shares of Common Stock issuable upon conversion thereof shall have occurred and be continuing;

(v) No event which had or is likely to have, in the reasonable judgment of the Investor, a Material Adverse Effect (as defined below) on the Company or any of its subsidiaries shall have occurred since the date hereof;

(vi) The Standard & Poor's 500 Index shall not be 35% or more below its level on the date hereof;

(vii) The closing bid price of the Company's Common Stock on the Principal Market (as defined below) where it is traded shall not have dropped below $5.00 (as may be adjusted for stock splits, stock dividends and stock consolidation) at any time during the preceding 20 Trading Days;

                                  EXHIBIT 10.2

(viii) At all times during the period beginning on the date that the Company delivers the related Put Notice (as defined below), and ending on and including the date of the Put Notice, the Common Stock shall have been listed on The American Stock Exchange, Inc. or The New York Stock Exchange, Inc. or listed on the Nasdaq National Market or The Nasdaq SmallCap Market (each a "PRINCIPAL MARKET") and shall not have been suspended from trading thereon;

(ix) During the period beginning on the date of this Agreement and ending on and including the applicable Put Notice, there shall not have occurred a Major Transaction (as defined below) or the public announcement of a pending Major Transaction which has not been abandoned or terminated;

(x) A number of shares of Common Stock equal to at least 200% of the aggregate number of Common Shares issuable upon conversion of Preferred Shares included in the Tranche to be purchased shall have been duly authorized and reserved for issuance; and

(xi)   The representations and warranties of the Company set forth in Section
       3.1 shall be true and correct on the date of the Put Notice (as defined below).

            (c) The exercise of the First Put shall be effected by delivery of a written notice by the Company to the Investor (the "FIRST PUT NOTICE"). Upon delivery of the First Put Notice to the Investor, subject to the applicable closing conditions set forth in Article VI herein, the Company shall be obligated to sell to the Investor and the Investor shall be obligated to purchase from the Company, the Preferred Shares included in Tranche A (the "TRANCHE A SHARES"). Closing of such purchase and sale (the "FIRST PUT CLOSING") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("KKWC") within 3 business days after delivery of the First Put Notice. The Company's delivery of the First Put Notice shall constitute its representation that the conditions set forth in paragraph (b) above (the "PUT CONDITIONS") shall have been satisfied.

            (d) In the event that on the date of receipt of the First Put Notice or the First Put Closing, the purchase price for the Tranche A Shares shall exceed 6% of the Company's Market Capitalization (as defined below) on such date, then the number of Tranche A Shares shall be reduced such that the aggregate purchase price of the Tranche A shall be equal to 6% of the Company's Market Capitalization on such date. If Tranche A is so reduced, then the number of Preferred Shares included in Tranche B (as defined below) shall be proportionately increased (except to the extent that the First Call shall have been exercised pursuant to Section 2.01 below) such that the total aggregate purchase price for such Preferred Shares included in Tranche A and Tranche B shall equal $17,500,000.

                                  EXHIBIT 10.2

            (e) For purpose of this Agreement, a "MAJOR TRANSACTION" shall be deemed to include any of the following events: (i) the consolidation, merger or other business combination of the Company with or into another person (other than (a) a consolidation, merger or other business combination in which the holders of the Company's voting power immediately prior to such transaction continue after the transaction to hold, directly or indirectly, the voting power (on a fully diluted basis) of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a "migratory" merger effected solely for the purposes of changing the jurisdiction of incorporation of the Company); (ii) the sale or transfer of all or substantially all of the Company's assets in one or a series of transactions;
(iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than 50% of the outstanding shares of Common Stock or (iv) any "going private" transaction.

                For purpose of this, "MARKET CAPITALIZATION" shall mean the aggregate market value of the outstanding Common Stock based on the closing bid price on the prior Trading Day on the market or exchange on which the Common Stock is then principally traded.

                For purposes of this Agreement, "TRADING DAY" shall mean a day on which there is trading on Principal Market or other market or exchange on which the Common Stock is then principally traded.

                For purpose of this Agreement, "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries, if any, which is (either alone or together with all other adverse effects) material to the Company and its subsidiaries, if any, taken as a whole, and any material adverse effect on the transactions contemplated under Transaction Documents, the Series D Transaction Documents or the Equity Line Documents.

      Section 1.02 Company's Second Put.

            (a) At any time during the period commencing on the later of the Trading Date that (i) all Tranche A Shares shall have been issued and subsequently converted into Common Shares and a registration statement covering the resale by the Investor of the Common Shares issuable upon conversion of the Tranche A Shares shall have been declared effective and remained effective for at least five Trading Days following the delivery of Common Shares issued upon conversion of the last Tranche A Shares to be converted, or (ii) June 30, 2000 and expiring at the close of business on November 1, 2000 (the "Second Put Period"), the Company shall have the right to sell to the Investor all, but not less than all, of a Tranche consisting of 8,750 Preferred Shares (subject to adjustment as provided in Section 1.1 (d) and paragraph (d) below) ("TRANCHE B"),

                                  EXHIBIT 10.2

subject to the conditions in paragraph (b) below (the "SECOND PUT"); provided that the Investors shall not have exercised the Second Call (as defined below).

            (b) The exercise of the Second Put shall be subject to the Put Conditions, which conditions may be waived, in whole or in part, by the Investor in its sole discretion.

            (c) The exercise of the Second Put shall be effected by delivery of a written notice by the Company to the Investor (the "SECOND PUT NOTICE"). Upon delivery of the Second Put Notice to the Investor, subject to the applicable closing conditions set forth in Article VI herein, the Company shall be obligated to sell to the Investor and the Investor shall be obligated to purchase from the Company, the Preferred Shares included in Tranche B (the "TRANCHE B SHARES"). Closing of such purchase and sale ("SECOND PUT CLOSING") shall take place at the offices of KKWC within 3 business days after delivery of the Second Put Notice. The Company's delivery of the Second Put Notice shall constitute its representation that the Put Conditions shall have been satisfied.

            (d) In the event that on the date of receipt of the Second Put Notice or the Second Put Closing, the purchase price for the Tranche B Shares shall exceed 6% of the Company's Market Capitalization on such date, then the number of Tranche B Shares shall be reduced such that the aggregate purchase price of the Tranche B Shares shall be equal to 6% of the Company's Market Capitalization on such date.

      Section 1.03 Put Closing Not Timely Effected By The Company. In the event that either the First Put Closing or the Second Put Closing (each a "PUT CLOSING") shall not have been effected within 10 business days after the receipt of the First Put Notice or the Second Put Notice (each a "Put Notice"), as the case may be, for any reason other than the failure of Investor to comply with the closing conditions applicable to Investor, then , at the sole option of the Investor, the related Put may be cancelled by the Investor, and such Put shall thereupon be of no further force or effect.


                                   ARTICLE II

                             INVESTOR'S CALL RIGHTS

      Section 2.01 Investor's First Call.

            (a) The Investor has the option, exercisable from and including the date hereof, until the close of business on April 1, 2000 (subject to extension as set forth in Section 2.3 (a) below) (the "FIRST CALL EXPIRATION DATE"), to purchase all, but not less than all, of Tranche A (except as set forth below) from the Company (subject to the adjustments set forth in Paragraph (c) below), for an aggregate consideration of $1,000 per Tranche A Share (the "FIRST CALL"). The First Call shall not be exercisable if the First Put shall have been exercised (provided that the First Put shall not have been cancelled

                                  EXHIBIT 10.2

pursuant to Section 1.03 above), except that in the event that the First Put shall have been exercised and the number of Tranche A Shares shall have been limited pursuant to Section 1.1(d), then the First Call shall remain exercisable until the First Call Expiration Date, for the balance of the Tranche B Shares that would have been included but for such limitation, subject to the limitation in paragraph (c) below.

            (b) The First Call shall be exercised by written notice to the Company (the "FIRST CALL NOTICE"), which notice may be given concurrently with the execution and delivery of this Agreement. Upon delivery of the First Call Notice, subject to the applicable closing conditions contained in Article VI, the Company shall be obligated to sell and deliver to the Investor and the Investor shall be obligated to purchase from the Company, the Tranche A Shares. Closing of such purchase and sale ("FIRST CALL CLOSING") shall take place at the offices of KKWC within three business days after the delivery of the First Call Notice.

            (c) In the event that on the date of the First Call Notice or the First Call Closing, the aggregate consideration for Tranche A shall be in excess of 9% of the Company's Market Capitalization, then the number of Tranche A Shares shall be reduced such that such aggregate consideration shall equal 9% of the Company's Market Capitalization. If Tranche A is so reduced, the number of Preferred Shares in Tranche B shall be correspondingly increased so that the total consideration for the Preferred Shares in Tranche A and Tranche B shall equal $17,500,000.

      Section 2.02 Investor's Second Call.

            (a) At any time after June 30, 2000, but no later than November 1, 2000 (subject to extension as set forth in Section 2.3(b) below) (the "SECOND CALL EXPIRATION DATE"), the Investors may exercise the option to purchase all, but not less than all, of Tranche B (except as set forth below) from the Company for an aggregate consideration of $1,000 per Tranche B Share (the "SECOND CALL"). The Second Call shall not be exercisable if the Second Put shall have been exercised (provided that the Second Put shall not have been cancelled pursuant to Section 1.03 above), except that in the event that the Second Put shall have been exercised and the number of Tranche B Shares shall have been limited pursuant to Section 1.2(d), then the Second Call shall remain exerciable until the Second Call Expiration Date, for the balance of the Tranch B Shares that would have been included but for such limitation, subject to the limitation in paragraph (c) below.

            (b) The Second Call shall be exercised by written notice to the Company (the "SECOND CALL NOTICE"). Upon delivery of the Second Call Notice, subject to the applicable closing conditions contained in Article VI, the Company shall be obligated to sell and deliver to the Investor and the Investor shall be obligated to purchase from the Company, the Tranche B Shares. Closing of such purchase and sale ("SECOND CALL

                                  EXHIBIT 10.2

CLOSING") shall take place at the offices of KKWC within three business days after the delivery of the Second Call Notice.

            (c) In the event that on the date of the Second Call Notice or the Second Call Closing, the aggregate purchase price for the Tranche B Shares shall exceed 9% of the Company's Market Capitalization, then the number of Tranche B Shares shall be reduced such that such aggregate consideration shall equal 9% of the Company's Market Capitalization.

      Section 2.03 Extension of First Call and Second Call Expiration Dates.

            (a) In the event that there is a delay in the registration of shares of Common Stock pursuant to the registration rights agreement contained in the Series D Transaction Documents beyond the required time set forth therein (other than the requirement that the registration statement be filed within 30 days which requirement is hereby waived by the Investor), then the First Call Expiration Date shall be extended by one day for each day that such registration is not effected by the required time set forth in such registration rights agreement.

            (b) In the event that there is a delay in the Registration of Common Shares, issuable upon conversion of the Tranche A Shares, pursuant to the Registration Rights Agreement beyond the required time set forth therein, then the Second Call Expiration Date shall be extended by one day for each day that the registration is not effected by the required time set forth in the Registration Rights Agreement.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Section 3.01 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor as of the date hereof, the date of any First Put Notice or Second Put Notice (each a "Put Notice") and on the date of any Put Closing.

            (a) ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries other than the subsidiaries listed on Schedule 3.1(a) attached hereto ("SUBSIDIARIES"). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the

                                  EXHIBIT 10.2

business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect.

            (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to issue the Preferred Shares in accordance with the terms hereof,
(ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares and the resolutions contained in the Certificate, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, (iv) this Agreement, the Certificate and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and
(B) to the extent the indemnification provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable federal or state securities laws and (v) the Preferred Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, the Preferred Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

            (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the date hereof, 23,629,489 shares are issued and outstanding, 8,444,131 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 1,048,539 shares are issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 2,000,000 shares of preferred stock, of which as of the date hereof, (A) 23,500 shares were designated as Series C Preferred Stock and all shares of which have been issued, converted and cancelled, (B) 7,500 shares were designated as Series D Preferred Stock, all shares of which have been issued, converted and cancelled, and (C) 17,500 shares designated as Series E Preferred Stock, none of which shares were issued and outstanding and all of such were reserved for issuance hereunder. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as contemplated by the Series D Transaction Documents or the Equity Line Documents or as disclosed in
Schedule 3.1(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt

                                  EXHIBIT 10.2

securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended ("SECURITIES ACT" or "1933 ACT") (except the Registration Rights Agreement and the registration rights agreements included in the Series D Transaction Documents and the Equity Line Documents), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions other than the Series D Preferred Stock, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Preferred Shares as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

            (d) ISSUANCE OF SHARES. Upon issuance in accordance with this Agreement and the Certificate, the Preferred Shares and Common Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

            (e) NO CONFLICTS. Except as disclosed in Schedule 3.1(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and

                                  EXHIBIT 10.2

regulations of the Nasdaq National Market ("PRINCIPAL MARKET") or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3.1(e), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of (z) only), would be material to the Company or interfere with the performance of its obligations under the Transaction Documents. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3.1(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company complies with and is not in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

            (f) SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1997, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Investor or its representatives true and complete copies of any SEC Documents that were not filed electronically via EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting

                                  EXHIBIT 10.2

principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 3.2(b) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof.

            (g) ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 3.1(g) or the SEC Documents filed at least five (5) days prior to the date hereof, since December 31, 1998 there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which has had or, to the knowledge of the Company or its Subsidiaries, is reasonably likely to have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

            (h) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such,
(i) except as set forth in Schedule 3.1(h) and (ii) except which individually and in the aggregate, respectively, would be reasonably likely to result in liability to the Company in excess of $50,000 and $100,000, respectively.

            (i) ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its respective

                                  EXHIBIT 10.2

representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Preferred Shares. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            (j) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

            (k) NO INSIDE INFORMATION. The Company has not provided and, the Company shall not provide, any Investor with any material non-public information.

            (l) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Preferred Shares to the Investor to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings.

            (m) EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries believe that relations between the Company and its Subsidiaries and their respective employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) whose departure would be adverse to the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

            (n) INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3.1(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses,

                                  EXHIBIT 10.2

approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3.1(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            (o) ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS", (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i),
(ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

            (p) TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3.1(p) or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (q) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for

                                  EXHIBIT 10.2

and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries taken as a whole.

            (r) REGULATORY PERMITS. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            (s) INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (t) FOREIGN CORRUPT PRACTICES ACT. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

            (u) TAX STATUS. Except as set forth on Schedule 3.1(u), the Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the

                                  EXHIBIT 10.2

periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.

            (v) CERTAIN TRANSACTIONS. Except as set forth on Schedule 3.1(v) and in the SEC Documents filed on EDGAR at least five (5) Trading Days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3.1(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (w) DILUTIVE EFFECT. The Company understands and acknowledges that the number of Common Shares issuable upon conversion of Preferred Shares purchased pursuant to this Agreement will increase in certain circumstances. The Company further acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation (x) to issue Preferred Shares on exercise of the options contained in Articles I and II hereof, and (y) to issue Common Shares upon conversion of Preferred Shares purchased pursuant to this Agreement, is absolute and unconditional regardless of the dilutive effect that such issuances may have on the ownership interests of other shareholders of the Company.

            (x) APPLICATION OF TAKEOVER PROTECTIONS. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable Section 203 of the Delaware General Corporation Law, or any other similar anti-takeover provision contained in the Company's Certificate of Incorporation or otherwise which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Preferred Shares and the Investor's ownership of the Preferred Shares.

            (y) RIGHTS PLAN. Except for the Amended and Restated Share Rights Agreement dated July 24, 1997, as amended through the date of this Agreement, neither the Company nor any of its Subsidiaries has adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company confirms that no provision of such plan or similar or successor plan will, under any present or future circumstances, delay, prevent or interfere with the performance of any of the Company's obligations under the Transaction Documents and such plan will not be "triggered" by such performance,

                                  EXHIBIT 10.2

including, without limitation, the exercise of any Put or Call, the sale of any Preferred Shares, or the conversion of any Preferred Shares.

            (z) MARKET CAPITALIZATION. As of the date hereof, the aggregate market value of the voting common equity of the Company held by non-affiliates of the Company is greater than $150 million and on the date of the filing of the Registration Statement, such aggregate market value shall be greater than $150 million as of a date within 60 days prior to such filing.

            (aa) OBLIGATIONS ABSOLUTE. Each of the Company and the Investor agrees that, subject only to the conditions, qualifications and exceptions (if any) specifically set forth in the Transaction Documents, its obligations under the Transaction Documents are unconditional and absolute. Except to the extent (if any) specifically set forth in the Transaction Documents, each party's obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.

            (bb) ISSUANCE OF COMMON SHARES. The Common Shares are duly authorized and reserved for issuance and, upon conversion of Preferred Shares in accordance with the Certificate (including receipt by the Company of the Preferred Shares or being converted or a lost stock affidavit), such Common Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the Principal Market or the New York Stock Exchange or the American Stock Exchange, or the Nasdaq small cap market (collectively with the Principal Market, the "APPROVED MARKETS"), and the holders of such Common Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. As of the date of this Agreement, the outstanding shares of Common Stock are currently listed on the Principal Market.

            (cc) FORM S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) for secondary offerings on Form S-3 (as in effect on the date of this Agreement) under the 1933 Act and rules promulgated thereunder, and Form S-3 (as in effect on the date of this Agreement) is permitted to be used for the transactions contemplated hereby under the 1933 Act and rules promulgated thereunder.

      Section 3.02 Representations and Warranties of the Investor. The Investor, hereby makes the following representations and warranties to the Company as of the date hereof, on the date of the First Call Notice or the Second Call Notice (each a "Call Notice") and on the date of any Closing:

            (a) ACCREDITED INVESTOR STATUS; SOPHISTICATED INVESTOR. The Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Investor has such knowledge and experience in financial and business

                                  EXHIBIT 10.2

matters that it is capable of evaluating the merits and risks of investment in the Preferred Shares and Common Shares.

            (b) INFORMATION. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Preferred Shares and Common Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 3.1 above. The Investor understands that its investment in the Preferred Shares and Common Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Preferred Shares and Common Shares.

            (c) NO GOVERNMENTAL REVIEW. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Shares and Common Shares or the fairness or suitability of the investment in the Preferred Shares and Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Shares and Common Shares.

            (d) LEGENDS. The Company shall issue certificates for the Preferred Shares and Common Shares to the Investor without any legend except as described in Article VII below. The Investor covenants that, in connection with any transfer of Common Shares by the Investor pursuant to the registration statement contemplated by the Registration Rights Agreement, it will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Investor.

            (e) AUTHORIZATION; ENFORCEMENT. This Agreement, and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

                                  EXHIBIT 10.2

            (f) RESIDENCY. The Investor is a resident of the Cayman Islands or such other jurisdiction as the Company shall be advised of in writing by the Investor.

            (g) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Investor.

            (h) INVESTMENT REPRESENTATION. If purchasing Preferred Shares pursuant to this Agreement, the Investor will be purchasing such Preferred Shares for its own account and not with a view to distribution in violation of any securities laws. The Investor has been advised and understands that neither the Preferred Shares nor the shares of Common Stock issuable upon conversion thereof have been registered under the 1933 Act or under the "blue sky" laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. The Investor has been advised and understands that the Company in issuing the Preferred Shares is relying upon, among other things, the representations and warranties of the Investor contained in this Section 3.2 in concluding that such issuance is a "private offering" and is exempt from the registration provisions of the 1933 Act.

            (i) RULE 144. The Investor understands that there is no public trading market for the Preferred Shares that none is expected to develop, and that the Preferred Shares must be held indefinitely unless and until such Preferred Shares or Common Shares received upon conversion thereof are registered under the 1933 Act or an exemption from registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

            (j) BROKERS. The Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Investor relating to this Agreement or the transactions contemplated hereby.

            (k) RELIANCE BY THE COMPANY. The Investor understands that the Preferred Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Preferred Shares.

                                  EXHIBIT 10.2

                                   ARTICLE IV

                                    COVENANTS

      Section 4.01 Registration and Listing; Effective Registration. Until such time as no Preferred Shares or options to sell or acquire Preferred Shares pursuant to Articles I or II, are outstanding, the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Preferred Shares are outstanding, the Company shall continue the listing or trading of the Common Stock on the Principal or one of the other Approved Markets and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Shares to be listed on the Principal Market or one of the other Approved Markets no later than the effectiveness of the registration of the Common Shares under the Act, and shall continue such listing(s) on one of the Approved Markets, for so long as any Preferred Shares are outstanding.

      Section 4.02 Certificates on Conversion. Upon any conversion by the Investor (or then holder of Preferred Shares) of the Preferred Shares pursuant to the Certificate, the Company shall issue and deliver to the Investor (or holder) within three (3) Trading Days of the conversion date a new certificate or certificates for the number of Preferred Shares which the Investor (or holder) has not yet elected to convert but which are evidenced in part by the certificate(s) submitted to the Company in connection with such conversion (with the denominations of such new certificate(s) designated by the Investor or holder).

      Section 4.03 Replacement Certificates. The certificate(s) representing the Preferred Shares held by any Investor (or then holder) may be exchanged by the Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as requested by the Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

      Section 4.04 Securities Compliance. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement, the Certificate and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares hereunder and the Common Shares issuable upon conversion thereof.

                                  EXHIBIT 10.2

      Section 4.05 Notices. The Company agrees to provide all holders of Preferred Shares with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

      Section 4.06 Use of Proceeds. The Company agrees that the net proceeds received by the Company from the sale of the Preferred Shares hereunder shall be used for legally permitted corporate purposes.

      Section 4.07 Reservation Preferred Shares; Stock Issuable Upon Conversion.

            (a) The Company shall reserve all authorized but unissued Series E Preferred Stock for issuance to the Investor pursuant to the terms of this Agreement.

            (b) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Preferred Shares, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Preferred Shares, such number of authorized but unissued shares of Common Stock that is at least equal to 200% of the number of Common Shares issuable upon conversion of all Preferred Shares. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion, up to the Maximum Common Stock Issuance (as defined in Section 4.16 below), of all the then outstanding Preferred Shares, the Investor shall be entitled to, INTER ALIA, the redemption rights provided in the Registration Rights Agreement.

      Section 4.08 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article VI of this Agreement.

      Section 4.09 Form D; Blue Sky Laws. Upon a sale of Preferred Shares to the Investor, the Company agrees to file a Form D with respect to the Preferred Shares and Common Shares, as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company shall, on or before the date of any Closing, take such action as the Company shall have reasonably determined is necessary to qualify the Preferred Shares and Common Shares for sale to the Investor under applicable securities or "blue sky" laws of the states of the United States (or to obtain an

                                  EXHIBIT 10.2

exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to such Closing; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

      Section 4.10 Press Release. The Company shall issue a press release on the form of Exhibit 4.10 hereto (the "PRESS RELEASE") by the close of business on the date following the date hereof. In addition, the Company shall make such filings as shall be required to update the registration statements filed pursuant to the Series D Transaction Documents and the Equity Line Documents to reflect this Agreement and the transaction contemplated hereby.

      Section 4.11 Shareholder Rights Plan. None of the acquisitions of Preferred Shares or Common Shares nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Preferred shares will in any event under any circumstances trigger the poison pill provisions of any stockholders' rights or similar agreements, or a substantially similar occurrence under any successor or similar plan.

      Section 4.12 Issuances of Preferred Shares. The Company shall not, without the prior written consent of the Investor, issue any Preferred Shares to any persons other than the Investor.

      Section 4.13 Financial Information. The Company agrees to send the following to the Investor for so long as any Preferred Shares are outstanding:
(i) on the same day as the release thereof, facsimile or e-mail copies of all press releases issued by the Company or any of its Subsidiaries; and (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

      Section 4.14 Transactions With Affiliates. The Company agrees that any transaction or arrangement between it or any of its subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside directors.

      Section 4.15 Restrictions On Short Sales. So long as the Investor owns Preferred Shares, the Investor will not sell short the Company's Common Stock if as a result of such sale the Investor's net short position in the Company's Common Stock would exceed the Investor's good faith estimate of the amount of Common Shares that the Investor then has the right to acquire pursuant to conversion of any Preferred Shares owned by the

                                  EXHIBIT 10.2

Investor or issuable to the Investor upon conversion of Preferred Shares acquired upon exercise of any Put or Call, pursuant to the conversion of any shares of Series D Preferred Stock owned by the Investor or pursuant to the exercise of the warrants issued pursuant to the Equity Line Documents held by the Investor or any affiliate of the Investor.

      Section 4.16 Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, the number of Common Shares issuable by the Company and acquirable by the Investor hereunder pursuant to conversion of the Preferred Shares shall not exceed 4,725,892 shares of Common Stock outstanding as of the date hereof, or such smaller amount as shall apply under the rules of the National Association of Securities Dealers, Inc. ("NASD") if the NASD integrates the issuance of the Preferred Shares with the issuance of other securities by the Company, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Company. Without limiting the generality of the foregoing, such shareholders' approval must duly authorize the issuance by the Company of shares of Common Stock totaling the Maximum Common Stock Issuance or more of the shares of Common Stock outstanding on the date hereof. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Preferred Shares hereunder, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section. The Company agrees to provide, upon request by the Investor, information on the number reserved shares of Common Stock which may be issued without exceeding the Maximum Common Stock Issuance. In the event that Common Shares may not be issued without exceeding the Maximum Common Stock Issuance, then the Company shall thereupon use its best efforts to obtain shareholder approval to issue the Common Shares in excess of the Common Stock Issuance within 90 days of such deficiency (the "Approval Period"). In the event that such approval is not obtained by the end of the Approval Period, the Investor shall be entitled to the conversion deficiency remedies set forth in Section 2(b)(iv) of the Registration Rights Agreement. If a conversion notice for Preferred Shares is tendered by the Investor during the Approval Period, then the Investor shall be entitled to the difference between (A) the closing bid price of the Common Stock on the date preceding the date of the Conversion Notice multiplied by the number of Common Shares issued upon such conversion and
(B) the aggregate conversion price of such Common Shares.

      Section 4.17 Right of First Refusal. From the date hereof until December 31, 2000, neither the Company nor any Subsidiary shall: offer, sell, contract to sell or otherwise issue or deliver or dispose of any capital stock of the Company or any Subsidiary, or securities convertible into, exchangeable for or exercisable for, or which

                                  EXHIBIT 10.2

derive any substantial portion of their value from, capital stock of the Company or any Subsidiary ("Equity Securities") or engage in a financing involving its Equity Securities (other than a transaction involving the grant of employee stock options pursuant to an employee stock option plan (not to exceed 475,668 shares of Common Stock in the aggregate), an employee stock purchase plan (not to exceed 42,581 shares of Common Stock in the aggregate), a joint venture or strategic investment entered into with another entity in the same or complementary line of business or a bona fide public offering other than an equity line) unless such offer, sale or financing ("FINANCING TRANSACTION") is first offered to the Investor on the same terms and conditions to be offered to the non-Investor; provided, however, that in the case of an offer consisting in whole or in part of consideration other than cash, the Investor shall have the right to offer the fair market value cash equivalent of such offer. The Company shall make such offer by providing the Investor with written notice of the Company's intention to enter into the Financing Transaction together with a term sheet containing the economic terms and significant provisions of the Financing Transaction, promptly following receipt of such terms from a third party, and any other information reasonably requested by the Investor (the "OFFER"). Such Offer shall be given with respect to each Financing Transaction contemplated by the Company. The Investor shall have ten (10) days from receipt of the Offer to deliver a written notice to the Company that the Investor wished to accept the Offer in whole or in part (subject to reasonable acceptable definitive documentation) for the Financing Transaction. If the Investor does not accept the Offer in whole or in part or fails to respond within such ten (10) day period, then the Company shall be permitted to complete such Financing Transaction without the Investor on terms and conditions substantially identical to those contained in the Offer, provided that the transaction is consummated within ninety (90) days of receipt of the Offer. If the Investor accepts such Offer in whole or in part, the consummation of such transaction with the Investor shall occur by the later of: (i) the time originally provided by the Financing Transaction with the third party or (ii) 30 days from the receipt of the Investor's notice. If any Financing Transaction is contemplated on terms and conditions not substantially identical to those contained in the Offer, then such Financing Transaction shall be deemed a new Financing Transaction and the Investor shall again be entitled to receive an Offer for such Financing Transaction on such new terms and conditions (and/or with such new definitive documentation if applicable.


                                   ARTICLE V

                          TRANSFER AGENT INSTRUCTIONS.

            The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Investor or its respective nominee(s), for the Common Shares in such amounts as specified from time to time by the Investor to the Company upon delivery of a conversion notice (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no

                                  EXHIBIT 10.2

instruction relating to the Common Shares other than the Irrevocable Transfer Agent Instructions referred to in this Article V will be given by the Company to its transfer agent and that the Common Shares shall be freely transferable on the books and records of the Company as contemplated by Article VII below when the legend referred to therein may be removed. Nothing in this Article V shall affect in any way the Investor's obligations and agreements set forth in Section 3.2(d) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Common Shares. The Company shall instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.


                                   ARTICLE VI

                             CONDITIONS TO CLOSINGS

      Section 6.01 Conditions Precedent to the Obligation of the Company to Sell the Preferred Shares. The obligation hereunder of the Company to issue and/or sell the Preferred Shares to the Investor at a Put Closing, or the First Call Closing or Second Call Closing (each a "Closing") is subject to the satisfaction, at or before such Closing, as the case may be, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) ACCURACY OF THE INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor will be true and correct in all material respects as of the date when made and as of the date of such Closing, as though made at that time.

            (b) PERFORMANCE BY THE INVESTOR. The Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Investor at or prior to the Closing, including payment of the applicable purchase price.

            (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the

                                  EXHIBIT 10.2

consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Certificate.

      Section 6.02 Conditions Precedent to the Obligation of the Investor to Purchase the Preferred Shares. The obligation hereunder of the Investor to acquire and pay for any Preferred Shares at the first Closing (whether pursuant to a Put or a Call) and on each subsequent Closing is subject to the satisfaction, on the date hereof (in the case of paragraphs (e),(f) and (h) below and at or before such Closing, of each of the applicable conditions set forth below. These conditions are for the Investor's benefit and may be waived by the Investor at any time in its sole discretion.

            (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of such Closing as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

            (b) PERFORMANCE BY THE COMPANY. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing, including, without limitation, delivery of certificates representing the Preferred Shares issued to Investor.

            (c) NASDAQ TRADING. From the date hereof to the date of the Closing, trading in the Company's Common Stock shall not have been suspended by the SEC and trading in securities generally as reported by the Principal Market (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall be listed on the Principal Market or another Approved Market.

            (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents. The NASD shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

            (e) OPINION OF COUNSEL. On the date of this Agreement, the Investor shall have received an opinion of counsel to the Company in form and substance satisfactory to the Investor and at the Closing, the Investor shall have received an opinion of counsel to the Company in the form attached hereto as
Exhibit 6.2(e) and such other opinions, certificates and documents as the Investor or their counsel shall reasonably require incident to the Closing.

                                  EXHIBIT 10.2

            (f) REGISTRATION RIGHTS AGREEMENT. The Company and the Investor shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 6.2(f) attached hereto on the date of this Agreement.

            (g) OFFICER'S CERTIFICATE. The Company shall have delivered to the Investor a certificate in form and substance satisfactory to the Investor and the Investor's Counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, satisfaction of the Put Conditions (if a Put Closing), incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company.

            (h) CERTIFICATE. The Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware on or before the date hereof and a stamped copy thereof shall have been provided to the Investor's Counsel not later than one business day from the date of this Agreement.

            (i) MISCELLANEOUS. The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement or the Investor or its counsel may reasonable request.

            (j) PUT CONDITIONS. If the Closing is a Put Closing, the Put Conditions shall have been satisfied on the date of receipt of the Put Notice and on the date of the Closing.

            (k) COMPLIANCE WITH DOCUMENTS. The Company shall be in compliance with all of its obligations under the Transaction Documents, the Series D Transaction Documents and Equity Line Documents.

      Section 6.03 Closing Deliveries.

            (a) On the date of the first Closing, the Company shall deliver to the Investor:

                  (i) Certificates representing the Tranche A Shares;

                  (ii) The certificate referred to in Section 6.2(g) above; and

                  (iii) The opinion of counsel referred to in Section 6.2(e)
            above.

            (b) On the date of the first Closing, the Investor shall deliver to the Company:

                                  EXHIBIT 10.2

                  (i) The purchase price for the Tranche A Shares.

      Section 6.04 Closing Deliveries at Subsequent Closings.


            (a) On the date of each Closing after the first Closing, the Company shall deliver to the Investor:

                  (i) certificates representing the Preferred Shares issued to the Investor;

                  (ii) the certificate referred to in Section 6.2 (g) above;

                  (iii) the opinion of counsel referred to in Section 6.2(e).

            (b) On the date of each subsequent Closing, the Investor shall deliver to the Company:

                  The purchase price for the Preferred Shares purchased.

      Section 6.05 Option to Convert Preferred Shares at Time of Exercise of Put or Call. Concurrently with, or at any time after, the delivery of a Put Notice or Call Notice, the Investor shall have the right to tender a conversion notice for any or all of the Preferred Shares to be purchased pursuant to such Put or Call (regardless of whether the Certificate has been filed), provided that the Company's obligation to issue Common Stock upon conversion shall be conditioned upon the consummation of the related Put Closing or Call Closing.


                                  ARTICLE VII

                                LEGEND AND STOCK

                  Upon payment therefor as provided in this Agreement, the Company will issue one or more certificates representing the Preferred Shares in the name the Investor or its designees and in such denominations to be specified by the Investor prior to (or from time to time subsequent to) each Closing. Each certificate representing the Preferred Shares and any Common Shares issued upon conversion thereof, prior to such Common Shares being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE

                                  EXHIBIT 10.2

REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                  The Company agrees to reissue Preferred Shares without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Preferred Shares and/or Common Shares issuable upon conversion thereof pursuant to Rule 144 under the Act, or (ii) such Preferred Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act.

                  Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Preferred Shares shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from the Common Shares and the Company shall issue new certificates without such legend if (i) the holder thereof is permitted to dispose of such Common Shares pursuant to Rule 144 under the 1933 Act, (ii) such Common Shares are registered for resale under the 1933 Act, or (iii) such Common Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and it counsel) are able to dispose of such shares publicly without registration under the 1933 Act. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares without such legend. Any Common Shares issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, the Investor agrees to sell the Common Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Investor by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

                  Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.


                                  ARTICLE VIII

                                   TERMINATION

      Section 8.01 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Investor.

                                  EXHIBIT 10.2

      Section 8.02 Other Termination. In the event that a Closing shall not have occurred within ten business days of the date of receipt of the relevant Put or Call Notice due to the failure by one party (the "Defaulting Party") to satisfy the closing conditions applicable to it, then the other party (the "Non-Defaulting Party") may at its option, terminate the Defaulting Party's right to acquire pursuant to a Call or sell (pursuant to a Put), as the case may be, the Preferred Shares in the relevant Tranche. In the event that the Investor is the Defaulting Party, then if its right to purchase the relevant Tranche is terminated, its rights under Section 4.17 shall terminate at the same time.


                                   ARTICLE IX

                                 INDEMNIFICATION

      In consideration of the Investor's execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Preferred Shares hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Shares or (iii) the status of the Investor or holder of the Preferred Shares as an investor in the Company and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures

                                  EXHIBIT 10.2

with respect to the rights and obligations under this Article IX shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.


                                   ARTICLE X

                          GOVERNING LAW, MISCELLANEOUS.

      Section 10.01 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

      Section 10.02 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due

                                  EXHIBIT 10.2

execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

      Section 10.03 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      Section 10.04 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      Section 10.05 Entire Agreement; Amendments; Waivers.

            (a) This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

            (b) The Investor may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Investor may specify in such notice) any of its rights under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Investor in accordance with its terms; provided, however, that the voluntary waiver contemplated by this sentence may not reduce the Investor's obligations to the Company under the Transaction Documents.

      Section 10.06 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

                                  EXHIBIT 10.2

      If to the Company:

                Secure Computing Corporation
                601 Campus Drive South, Suite 7
                New Brighton, MN 55112
                Telephone: (651) 628-6221
                Facsimile: (651) 628-2714
                Attention: Ms. Mary Budge

                and

                Secure Computing Corporation
                One Almaden Boulevard, Suite 400
                San Jose, California 95113
                Telephone: (408) 918-6180
                Facsimile: (408) 918-6205
                Attention: Mr. Michael Anderegg

      With a copy to:

                Heller Ehrman White & McAuliffe
                2500 Sand Hill Road, Suite 100
                Menlo Park, California 94025
                Telephone: (650) 234-4200
                Facsimile: (650) 234-4299
                Attention: Kyle Guse

      If to the Transfer Agent:

                NorWest Shareowner Services
                161 North Concord Exchange Street
                South St. Paul, MN 55075
                Telephone: (651) 450-4045
                Facsimile: (651) 450-4078
                Attention: Transfer Agent

      If to the Investor:

                Westgate International, L.P.
                c/o Stonington Management Corporation
                712 Fifth Avenue
                New York, New York 10019
                Telephone: 212-506-2999
                Facsimile: 212-974-2093 and (212) 586-9467
                Attention: Mark Brodsky and Brett Cohen

                                  EXHIBIT 10.2

      With a copy to:

                    Kleinberg, Kaplan, Wolff & Cohen, P.C.
                    551 Fifth Avenue, 18th Floor
                    New York, New York 10176
                    Telephone: 212-986-6000
                    Facsimile: 212-986-8866
                    Attention: Stephen M. Schultz

      Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

      Section 10.07 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may assign some or all of its rights hereunder to an affiliate or associate of the Investor or an entity or fund which has the same principal investment adviser as the Investor, without the consent of the Company, and to others, with the written consent of the Company (in each case, a "PERMITTED ASSIGNEE"); provided, however, that any such assignment shall not release the Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investor shall be entitled to pledge the Preferred Shares, Additional Preferred Shares or Common Shares in connection with a bona fide margin account.

      Section 10.08 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      Section 10.09 Survival. The representations, warranties and agreements of the Company and the Investor contained in the Agreement shall survive each Closing.

      Section 10.10 Publicity. The Company and the Investor shall have the right to approve before issuance any press releases or any other public statements with respect

                                  EXHIBIT 10.2

to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

      Section 10.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      Section 10.12 Placement Agent. The Investor and the Company each acknowledges and warrants that it has not engaged any placement agent in connection with the sale of the Shares other than Rochon Capital, whose fees will be paid exclusively by the Company. The Company and the Investor shall each be responsible for the payment of any fees or commissions of placement agents or brokers engaged, directly or indirectly, by the Company or the Investor, respectively, in connection with the purchase of the Shares by the Investor. The Company and the Investor shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

      Section 10.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      Section 10.14 Remedies. The Investor and each Permitted Assignee shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Investor and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

      Section 10.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered

                                  EXHIBIT 10.2

from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      Section 10.16 Days. Unless the context refers to "business days" or "Trading Days", all references herein to "days" shall mean calendar days.

      Section 10.17 Recission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not fully perform its related obligations within the periods therein provided, then the Investor in its sole discretion may rescind or withdraw from time to time any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

                                    * * * * *

                            [SIGNATURE PAGE FOLLOWS]


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


                                  EXHIBIT 10.2

      IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Investment Agreement to be duly executed as of the date and year first above written.


COMPANY:                                  INVESTOR:

SECURE COMPUTING CORPORATION              WESTGATE INTERNATIONAL, L.P.

                                          By: Martley International, Inc.
                                              Attorney-in-Fact


By: /s/ Tim McGurran                      By: /s/  Paul Singer
    ----------------------------------        ----------------------------------
    Name:  Tim McGurran                       Name:  Paul Singer
    Title: S.V.P. Operations and CFO          Title: President

                                  EXHIBIT 10.2

LIST OF SCHEDULES
-----------------

Schedule 3.1(a)                     Organization and Qualification
Schedule 3.1(c)                     Capitalization
Schedule 3.1(e)                     No Conflicts
Schedule 3.1(g)                     Absence of Certain Changes
Schedule 3.1(h)                     Absence of Litigation
Schedule 3.1(n)                     Intellectual Property Rights
Schedule 3.1(p)                     Title
Schedule 3.1(u)                     Tax Status
Schedule 3.1(v)                     Certain Transactions

LIST OF EXHIBITS
----------------

Exhibit 1.1A                        Certificate
Exhibit 4.10                        Press Release
Exhibit 6.02                        Officers' Certificate
Exhibit 6.2(e)                      Opinion of Counsel


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